UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 8, 2018

CHEMUNG FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-13888	16-1237038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Chemung Canal Plaza, Elmira, NY 14901
(Address of Principal Executive Offices) (Zip Code)

(607) 737-3711
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2018, the Board of Directors of Chemung Financial Corporation (the “Corporation”) appointed Daniel D. Fariello, 41, as President of the Capital Bank Division of Chemung Canal Trust Company (the “Bank”), with offices in Albany, Saratoga and Schenectady counties of New York State.  Prior to becoming President, Mr. Fariello was Senior Vice President, Commercial Loan Manager and Market Executive of the Bank for the Capital Region.

Material components of Mr. Fariello’s annual compensation are as follows:  (1) base salary of $190,000; (2) eligible to earn up to a 30% cash bonus of base salary, depending on performance to targets set by the Board of Directors; (3) eligible to earn up to a 30% restricted stock bonus of base salary, depending on performance to targets set by the Board of Directors; (4) club memberships in Albany, New York; (5) an annual car allowance; (6) certain health, life, and disability insurance benefits, on the same terms as other employees of the Bank; (7) eligibility to participate in the Bank’s 401(k) Plan, on the same terms as other employees of the Bank; and (8) eligibility to participate in the Bank’s defined contribution supplemental employee retirement plan with annual contributions of 20% of base salary.

The Bank and Mr. Fariello also executed a Change of Control Agreement (the “Agreement”).  The Agreement provides that if, during the 12 month period after the occurrence of a Change of Control, as defined in the Agreement: i) Mr. Fariello’s employment is terminated by the Bank without Cause (also as defined in the Agreement); or ii) Mr. Fariello terminates his employment with the Bank for any reason, the Bank shall pay to Mr. Fariello, in addition to any other compensation or benefits due to him, an amount equal to 2.00 times the highest annual compensation (salary and bonuses) paid by the Bank to Mr. Fariello for any of the two (2) calendar years ending with the year in which his employment is terminated.  The severance payments would be paid in equal monthly installments for the 24 months immediately following the effective date of the termination of Mr. Fariello’s employment.  The Agreement provides further that it is subject to all applicable laws and regulations and that the amount payable to Mr. Fariello is subject to reduction to the extent necessary to ensure that such payment is not an “excess parachute payment” as defined in Section 280-g of the Internal Revenue Code.

The Agreement is furnished as Exhibit 10.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.

10.1	Daniel D. Fariello Change of Control Agreement
99.1	Press Release of Chemung Canal Trust Company dated January 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

Date: January 8, 2018	By:	/s/ Karl F. Krebs
Karl F. Krebs
Chief Financial Officer and Treasurer